Exhibit 10.14

FIRST AMENDMENT TO THE

CHIQUITA BRANDS INTERNATIONAL, INC.

CAPITAL ACCUMULATION PLAN

THESE AMENDMENTS of the Chiquita Brands International, Inc. Capital Accumulation Plan (the “Plan”), are effective on January 1, 2009 (the “Effective Date”), except as specifically provided otherwise;

WHEREAS, Chiquita Brands International, Inc. (the “Company”) established and maintains the Plan, as amended and restated effective as of January 1, 2005;

WHEREAS, on account of economic conditions, the Company properly amended the Plan in 2008 to provide that for the Plan Year beginning January 1, 2009, Basic Match Contributions would be determined by the Company in its sole discretion, with such Basic Match Contributions, if any, to be allocated to the Basic Match Contribution Accounts of eligible Participants no later than the March 31 following the end of such Plan Year, and the Company properly notified Participants prior to January 1, 2009 of the foregoing amendments (the documents reflecting the foregoing amendments are referred to as the “2008 Amendments”);

WHEREAS, effective for Plan Years beginning on or after January 1, 2010, the Company wishes to reinstate Basic Match Contributions as determined under the formula described in Section 7(B)(i) the Plan;

WHEREAS, effective for Plan Years beginning on or after January 1, 2010, the Company wishes to credit such Basic Match Contributions to the Basic Match Contribution Accounts of eligible Participants after the last day of the applicable Plan Year, but no later than the March 31 following such Plan Year; and

WHEREAS, it is now desirable to modify the language of the Plan document to reflect the 2008 Amendments, as well as the above-described amendments that are effective January 1, 2010.

RESOLVED, that the Plan is hereby amended in the following particulars:

1. By substituting the following for the definition of “Basic Match Contribution”, as provided in Section 2 of the Plan:

“‘Basic Match Contribution’ shall mean the cumulative amount the Participating Company contributes to the Trust each Plan Year on behalf of a Participant, as described in Section 7(B) and Section 7(C).”

2. By substituting the following for the definition of “Basic Match Contribution Account”, as provided in Section 2 of the Plan:

“‘Basic Match Contribution Account’ shall mean the account maintained for a Participant reflecting the Basic Match Contributions allocated to such Participant pursuant to Section

7(B) and Section 7(C), as adjusted by earnings or losses thereon in accordance with the provisions of Section 6.”

3. By substituting the following for the definition of “Deemed Participation Match Contribution”, as provided in Section 2 of the Plan:

“‘Deemed Participation Match Contribution’ shall mean the credit made to the ledger account maintained by a Participating Company on behalf of a Participant who had attained age forty-five (45) prior to January 1, 2000 which reflects the hypothetical Basic Match Contributions and Incremental Match Contributions which would have been made to the Trust on behalf of the Participant between the Participant’s Index Date and January 1, 2000, had the Plan been in effect during such period of time, subject to the further limitations described in Section 7(F).”

4. By substituting the following for the definition of “Deemed Participation Match Contribution Account”, as provided in Section 2 of the Plan:

“‘Deemed Participation Match Contribution Account” shall mean the ledger account maintained by a Participating Company on behalf of a Participant reflecting the Deemed Participation Match Contributions allocated to such Participant pursuant to Section 7(F).”

5. By substituting the following for the definition of “Incremental Match Contribution”, as provided in Section 2 of the Plan:

“‘Incremental Match Contribution’ shall mean the cumulative amount the Participating Company contributes to the Trust each Plan Year on behalf of an Eligible Participant described in Section 7(D).”

6. By substituting the following for the definition of “Incremental Match Contribution Account”, as provided in Section 2 of the Plan:

“‘Incremental Match Contribution Account’ shall mean the account maintained for a Participant reflecting the Incremental Match Contribution allocated to such Participant pursuant to Section 7(D), as adjusted by earnings or losses thereon in accordance with the provisions of Section 6.”

7. By substituting the following for the definition of “Savings Plan Restoration Match Contribution”, as provided in Section 2 of the Plan:

“‘Savings Plan Restoration Match Contribution’ shall mean the cumulative amount the Participating Company contributes to the Trust each Plan Year as described in Section 7(E).”

8. By substituting the following for the definition of “Savings Plan Restoration Match Contribution Account”, as provided in Section 2 of the Plan

“‘Savings Plan Restoration Match Contribution Account’ shall mean the account maintained for a Participant reflecting the Savings Plan Restoration Match Contribution allocated to such Participant pursuant to Section 7(E), as adjusted by earnings or losses thereon in accordance with the provisions of Section 6.”

9. By substituting the following for Section 6(C) of the Plan:

“C. Adjustment of Participants’ Accounts. As of each Valuation Date, the Administrative Committee or its delegate shall adjust the Accounts of each Participant (other than a Participant’s Deemed Participation Match Contribution Account) so that the amount of net income, loss, appreciation or depreciation in the value of the amount invested in an Investment Fund shall be allocated equitably and exclusively to the Accounts of the Participants invested in such Investment Fund. Promptly after the last day of each Plan Year, the Administrative Committee shall adjust the Deemed Participation Match Contribution Account of each Participant by the amount of interest specified in Section 7(F).”

10. By substituting the following for the first paragraph of Section 6(D)(i) of the Plan:

“(i) Participant-Directed Investments. In accordance with procedures established by the Administrative Committee, each Participant shall have the opportunity, at the time of enrollment for a Plan Year and subsequently on or before each Investment Election Date, to make an Investment Election with the Administrative Committee or its delegate, which shall apply to all of the Participant’s Accounts for all or any specified Plan Year or Plan Years to determine the deemed investment return other than his Deemed Participation Match Contribution Account which will be credited with interest as specified in Section 7(F). This election shall be effective beginning on the Investment Election Date following its receipt by the Administrative Committee, or its delegate, and shall continue in effect until revoked or modified as of a subsequent Investment Election Date. The following restrictions shall apply to such investment elections:”

11. By substituting the following for the first paragraph of Section 7(B) of the Plan:

“B. Basic Match Contributions. For each Plan Year other than the Plan Year beginning January 1, 2009, each Participant shall receive allocations to his Basic Match Contribution Account for such Plan Year in accordance with paragraphs (i)(a) and (b) below:”

12. By adding the following as the last sentence of Section 7(B)(ii) of the Plan:

“Notwithstanding the foregoing, the Basic Match Contribution for each Plan Year beginning on or after January 1, 2010 shall be credited to the Participant’s Basic Match Contribution Account not later than the March 31 next following the end of the year for which the contribution is made; provided, however, that in the event that the Participant incurs a termination of employment prior to the date that all accrued Basic Match Contributions are credited to his Basic Match Contribution Account, all such outstanding Basic Match Contributions shall be credited to his Basic Match Contribution Account as soon as practicable but not more than 60 days after the issuance of his final paycheck.”

13. By renumbering the current Sections 7(C), (D), and (E) as Sections 7(D), (E), and (F), respectively, and by adding the following new Section 7(C) immediately following Section 7(B):

“C. 2009 Basic Match Contributions. For the Plan Year beginning January 1, 2009, each Participant shall receive an allocation to his Basic Match Contribution Account in accordance with the following:

(i) Allocation of Basic Match Contribution. Each Participant shall receive an allocation to his Basic Match Contribution Account in accordance with a formula determined by the Company in its sole discretion, with such determination to be made not later than March 31, 2010, or such earlier date as may be established by the Company.

(ii) Time of Allocation. The Basic Match Contribution, if any, shall be credited to the Participant’s Basic Match Contribution Account not later than March 31, 2010.

(iii) Vesting. The Basic Match Contribution Account shall be subject to the vesting schedule set forth in Section 11(A)(iii).

(iv) Limit. Notwithstanding the foregoing, the Basic Match Contribution with respect to any Plan Year for any Participant may not exceed Fifty Thousand Dollars ($50,000.00).”

IN WITNESS WHEREOF, the Company has executed this First Amendment and otherwise ratifies and approves the Plan in all other respects on the date and year first above written.

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ Dennis Hicks

Its:	Secretary, Employee Benefits Committee

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